BY-LAWS

                                       OF

                                 NU-TEC, L.T.D.

                                    ARTICLE I

                                     Offices

         1 Business Offices, The principal office of the corporation shall be at 7226 Crawford Gulch, Golden, Colorado. The corporation may also have one or more offices at such other place or places within or without the State of Colorado as the Board of Directors may from time to time determine or as the business of the corporation may require.

         2. Registered Office. The registered office of the corporation shall be as set forth in the Articles of Incorporation, unless changed as provided by the Colorado Corporation Code.

                                   ARTICLE II

                             Shareholder's Meetings

        1. Annual Meetings, The annual meetings of shareholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may come before the meeting shall be held in each year on the second Friday in January.

         2. Special Meetings. Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by the President or by the Board of Directors and shall be called by the President or Secretary upon the request (which shall state the purpose or purposes therefor) of the holders of not less than two-tenth (2/10) of the outstanding shares of the corporation entitled to vote at the meeting.

         3. Place of Meeting. Meetings of shareholders shall be held at the principal office of the corporation or at such other place or places, within or without of the State of Colorado, as may be from time to time determined by the Board of Directors.

         4. Notice of Meetings. Notice of each meeting of shareholders, whether annual or special, shall be given not less than ten (ten) nor more than fifty
(50) days prior thereto to each shareholder of record entitled to vote thereat by delivering written of printed notice thereof to such shareholder personally or by mailing the same to his address as it appears on the stock transfer books of the corporation; provided, however, that if the authorized shares of the
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corporation  are proposed to be increased,  at least thirty (30) days' notice in like manner shall be given. The notice of all meetings shall state the place, day and hour thereof. The notice of a special meeting shall, in addition, state the purposes thereof.

         5. Fixing Record Date. The Board of Directors shall fix in advance a date, not less than fifty (50), days preceding the date of any meeting of shareholders, or the day or the day for payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of authorized shares shall go into effect, or a date fixed as the final date for obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of , and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case maybe, notwithstanding any transfer of any shares on the books, of the corporation after any such record date fixed as aforesaid.

         6. Voting List. At lean ten (10) days before every meeting of shareholders, a complete list of shareholders entitled to vote thereat or any adjournment thereof, arranged in alphabetical order, showing the address of each shareholder and the number of shares held by each, shall be prepared by the officer or agent of the corporation who has charge of the stock transfer books of the corporation. Such list shall be open at the principal office of the corporation to the inspection of any shareholder during usual business hours for a period of at least ten (10) days prior to such meeting, and such list shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any shareholder who may be present.

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         7. Organization. The President or Vice President shall call meetings of shareholders to order and act as Chairman of such meetings. In the absence of said officers, any shareholder entitled to vote thereat, or any proxy of any such shareholder, may call the meeting to order and a Chairman shall be elected. In the absence of the Secretary and Assistant Secretary of the corporation, and person appointed by the Chairman shall act as Secretary of such meetings.

         8. Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat shall when present in person and represented by proxy be requisite to and shall constitute a quorum at all meetings of shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation, or by these By-laws. In the absence of a quorum at any such meeting, a majority of the shareholders present in person or represented by proxy and entitled to vote thereat may adjourn the meeting from time to time without further notice until a quorum shall be present or represented.

         9. Voting. At every meeting of shareholders each shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney in fact; provided, however, that no such proxy shall be valid after eleven (ii) months from the date of its execution, unless such proxy expressly provided for a longer period.

         When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which express provision of a statute, or the Articles of Incorporation, or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                                   ARTICLE III

                               Board of Directors

         1. Election and Tenure. The business and affairs of the corporation shall be managed by a Board of Directors who shall be elected at the annual meetings of shareholders by majority vote, and each Director shall be elected to serve until the next succeeding annual meeting and until his successor shall be elected and shall qualify.

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         2. Number and Qualification. The Board of Directors shall consist of at least three (3) members. Directors need not be shareholders or residents of the State of Colorado.

         3. Organization Meeting. After each annual election of Directors, the Board of Directors shall meet for the purpose of organization, selection of a Chairman of the Board, the election of officers and the transaction of any other business.

         4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time or time as may be determined by the Board of Directors and specified in the notice of such meeting.

         5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board on three (3) days' notice to each Director, either personally, by mail, by telegram or by telephone, and shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of any two directors. The purpose of a special meeting of the Board of Directors need to be stated in the notice thereof.

         6. Place of Meetings. Any meeting of the Board of Directors may be held at such place or places either within or without the State of Colorado as shall from time to time be determined by the Board of Directors or fixed by the Chairman of the Board and designated in the notice of the meeting.

         7. Quorum. A majority of the number of Directors fixed by Paragraph Two
(2) of this Article III shall constitute a quorum at all meetings of the Board of Directors, and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice until a quorum shall be present

         8. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. My directorship to be filled by reason of an increase in the number of Directors shall be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting or at a special meeting of shareholders called from that purpose.

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         A Director chosen to fill a position  resulting from an increase in the number of Directors shall hold office until the next annual meeting of shareholders and until his successor shall be elected and shall qualify.

         9. Compensation of Directors. Directors who are not employees of the corporation may be paid such annual compensation as may from time to time be fixed by resolution of the Board of Directors. All Directors may be allowed a fixed sum and expenses incurred for attendance at each regular of special meeting of the Board of Directors as may be from time to time fixed by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefore.

                                   ARTICLE IV

                        Notice and Action Without Meeting

         1. Notice. Whenever, under the provisions of a statute or the Articles of Incorporation, or of these By-Laws, notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, postage prepaid, and addressed to such Director or shareholder at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

     2. Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of a statute, or of the Articles of Incorporation, or by these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before, at, or after the time stated therein, or the appearance of such person or persons at such meeting, or in the case of a shareholders' meeting by proxy, shall be deemed equivalent thereto.

         3. Action Without a Meeting. Any action required, or which may be taken at a meeting of the Directors, shareholders, or members of any executive committee of the corporation, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the Directors, shareholders, or members of the executive committee, as the case may be, who are entitled to vote with respect to the subject matter thereof.

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                                    ARTICLE V

                                    Officers

         1. Election and Tenure. The Board Of Directors annually shall elect a President, Vice President, a Secretary, and a Treasurer. Any two or more offices may be held by the same person, except the offices of President and Secretary. Each officer so elected or appointed shall continue in office until his successors shall be elected or appointed and shall qualify, or until resignation, removal, death, or other disqualifications.

         2. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice thereof to the Board of Directors or to the Chairman of the Board. Such resignation shall take effect on the date specified therein and no acceptance of the same shall be necessary to render the same effective.

         Any officer may at any time be removed by the affirmative vote of two-thirds (2/3) of the number of Directors specified in Paragraph Two (2) of
Article III of these By-Laws, or by an executive committee thereunto duly authorized.

         If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors. An officer appointed to fill a vacancy shall be appointed for the unexpired term of his or her predecessor in office.

         3. President. The President shall be the chief executive officer of the corporation. He, shall preside at all meetings of the shareholders and shall have general and active management of the business of the corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect and in general shall perform all duties as may from time to time be assigned to him by the Board of Directors.

         4. Vice President. The Vice President shall perform such duties and possess such powers as from time to time may be assigned to him by the Board of Directors, or by the President. In the absence or inability of the President, the Vice President shall perform the duties of the President

         5. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and of the Board of Directors, and shall attend all such meetings and keep a record of their proceedings. The Secretary shall be the custodian of the Seal of the corporation; shall have power to affix the same to all documents, the execution of which on behalf of the corporation is authorized by these By-Laws, or by the action of the Board of Directors, and in

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general,  shall perform all duties incident to the office of the Secretary,  and such other duties as from time to time may be assigned to the Secretary by the Board of Directors or the President

         6. Treasurer. The Treasurer shall give a bond for the faithful discharge of his duties if, and in such sum and with sureties as the Board of Directors shall require. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation and deposit all such funds in the name of the corporation in such banks or other depositories as shall be selected by the Board of Directors. The Treasurer shall collect and receive and give receipts for all money or securities belonging to the corporation. In general the Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Board of Directors or by the President

         7. Salaries. Officers of the corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed by the Board of Directors.

                                   ARTICLE VI

                                 Indemnification

         1. Indemnification. The corporation shall indemnify any and all of its Directors or officers, or former Directors or officers, or any person who may have served at its request as a Director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suitor proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Directors of officers or a Director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such Director or officer or former Director or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any By-Laws, agreement vote of shareholders, or otherwise.

                                   ARTICLE VII

                            Execution of Instruments

         1. Execution of Instruments. The President and Secretary shall have the power to execute on behalf and in the name of the corporation any deed, contract, bond, debenture, note or other obligations or evidences of

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indebtedness,  or proxy,  or other  instrument  requiring  the  signature  of an officer of the corporation, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. Unless so authorized, no officer, agent, or employee shall have any power or authority to bind the corporation in any way, to pledge its credit or to render it liable pecuniarily for any purposes or in any amount

         2. Checks and Endorsements. All checks and drafts upon the funds to the credit of the corporation in any of its depositories shall be signed by such of its officers or agents as shall from time to time be determined by resolution of the Board of Directors which may provide for the use of facsimile signatures under specified conditions, and all notes, bill receivable, trade acceptances, drafts, and other evidences of indebtedness payable to the corporation, be endorsed by such officers or agents of the corporation or in such manner as shall from time to time be determined by resolution of the Board of Directors.

                                  ARTICLE Vlll

                                 Shares of Stock

         1. Certificates of Stock. The certificates of shares of the corporation shall be in such form not inconsistent with the Colorado Corporation Code and the Articles of Incorporation as shall be approved by the Board of Directors, and shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares; such other matters as shall be required by law, and shall be signed by the President, or a Vice President, and the Secretary, and shall be sealed with the seal of the corporation, or a facsimile thereof.

         In case any officer who has signed a certificate ceased to hold such office prior to the issuance of delivery of the certificate, such certificate may nevertheless be issued and delivered by the corporation as though the officer who signed such certificate, or whose facsimile signature shall have been used thereon, had not ceased to be such officer of the corporation.

         2. Lost and Destroyed Certificates. In case any certificate of stock of the corporation shall be alleged to have been destroyed or lost, the corporation shall not be required to issue a new certificate in lieu thereof, expect upon receipt of evidence satisfactory to the Board of Directors of the destruction or loss of such certificate, and, if so required by the Board of Directors, upon receipt also of a bond in such sum as the Board of Directors may direct, not

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exceeding  double the value of such stock,  and, if so required,  with surety or sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim that may be made against it on account of the alleged destruction or loss of such certificate.

         3. Transfer of Stock. Transfers of the shares of the stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates for such shares. The corporation, under the Articles of Incorporation, has the right to impose restrictions upon the transfer of any shares of the stock of the corporation, or any interest therein, from time to time issued, and any transfer or transfers of any of the shares of the stock of the corporation, or any interest therein, shall be made in accordance with and subject to any such restrictions from time to time so imposed.

                                   ARTICLE IX

                                 Corporate Seal

         1. Corporate Seal. The corporate seal shall be in such form as shall be approved by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The impression of the seal may be made and attested by the Secretary for the authentication of contracts or other papers requiring the seal.

                                    ARTICLE X

                                   Fiscal Year

         1. Fiscal Year. The fiscal year of the corporation shall be such year as shall be adopted by the Board of Directors.

                                   ARTICLE XI

                           Corporate Books and Records

         1. Corporate Books. Except as otherwise required by statute, the books and records of the corporation may be kept within or without the State of Colorado at such place or places as may be from time to time designated by the Board of Directors.

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                                   ARTICLE XII

                        Emergency By-Laws and Amendments

         1. Emergency By-Laws. Board of Directors may adopt emergency By-Laws, which shall, notwithstanding any different provisions elsewhere, be operative during any emergency resulting from an attack on the United States, or any nuclear or atomic disaster, and which may make any provisions that may be practical and necessary for the circumstances of the emergency.

         2. Amendments. All By-Laws of the corporation shall be subject to alteration, amendment, or repeal, and new By-Laws may be added by the affirmative vote of a majority of a quorum of the members of the Board of Directors at any regular or special meeting.

                                 END OF BY-LAWS.

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